Exhibit 99.1

NEWS RELEASE
NOBLE ENERGY ANNOUNCES FIRST QUARTER 2011 RESULTS
HOUSTON (April 28, 2011) — Noble Energy, Inc. (NYSE: NBL) reported today first quarter 2011 net income of $14 million, or $0.08 per share diluted, on revenues of $899 million. The Company’s first quarter 2010 net income was $237 million, or $1.34 per share diluted, on revenues of $733 million. First quarter 2011 net income includes items that are not typically considered by analysts in published estimates. Excluding the impact of these items, which were primarily unrealized commodity derivative losses and a rig standby charge in the deepwater Gulf of Mexico, first quarter 2011 adjusted net income(1) was $240 million, or $1.35 per share diluted. Adjusted net income(1) for the first quarter of 2010 was $138 million, or $0.78 per share diluted.
Discretionary cash flow(1) for the first quarter 2011 was $576 million, compared to $447 million for the similar quarter in 2010. Net cash provided by operating activities was $484 million, and capital expenditures(2) were $545 million.
Key highlights for the first quarter 2011 include:
•	Increased sales volumes 9 percent versus the first quarter 2010 to 215 thousand barrels of oil equivalent per day (MBoe/d)

•	Drilled 12 additional horizontal Niobrara wells in the DJ basin, 9 of which were located in the Wattenberg field

•	Received industry’s first drilling permit post-moratorium to resume deepwater Gulf of Mexico drilling at the Santiago prospect

•	Finalized field development drilling and well completions at the Aseng oil project offshore Equatorial Guinea

•	Completed seismic acquisition of 3D data offshore Nicaragua and 2D data offshore France

•	Issued $850 million of 30-year unsecured notes and enhanced liquidity position to over $3.5 billion between cash and available credit
Charles D. Davidson, Noble Energy’s Chairman and CEO, commented, “Noble Energy’s first quarter has delivered a great start to 2011. With high liquid volumes and pricing, combined with good cost control, the business generated very strong cash flow. Our balance sheet was further fortified with a successful debt offering, and as a result, the Company is in a very strong position. Operationally, we remain focused on delivering production and cash flow growth from our base of discovered resources and major project developments. We are excited to have active investment programs ongoing in all four of our core areas, including development of our major projects, as well as exploration, appraisal, and development drilling underway throughout our global portfolio.”
Total sales volumes for the first quarter 2011 averaged 215 MBoe/d. Approximately 40 percent of the Company’s sales volumes were liquids, with 31 percent international natural gas, and the remainder U.S. natural gas. Production volumes were 216 MBoe/d.
The Company’s international sales volumes were 101 MBoe/d, a 25 percent increase versus the first quarter 2010. Lower facility maintenance downtime and higher liquid liftings in Equatorial Guinea resulted in a 15 MBoe/d increase. Natural gas sales in Israel were up 61 percent to 140 million cubic feet per day (MMcf/d), with the higher volumes attributable to increased overall demand for natural gas in power generation, as well as the impact of lower competing imports. In the North Sea, strong performance and additional deliverability at Dumbarton and Lochranza accounted for increased oil volumes. The Company’s 2010 volumes included 30 MMcf/d of natural gas in Ecuador, where the Company’s production sharing contract was terminated in late 2010.
Noble Energy’s U.S. volumes were 114 MBoe/d for the first quarter of 2011. Winter storms reduced the Company’s onshore U.S. volumes in the first quarter 2011 by nearly 2 MBoe/d on average. In addition, U.S. volumes do not include the approximately 6 MBoe/d of Mid-continent and Illinois basin oil assets which were sold in the third quarter 2010. In the DJ basin, first quarter 2011 volumes averaged over 56 MBoe/d, up 12 percent from the first quarter 2010. The increase is primarily attributed to ongoing vertical and horizontal drilling at Wattenberg, as well as the impact of the asset acquisition that closed in the first quarter last year. The Company experienced natural declines in various onshore natural gas plays and the deepwater Gulf of Mexico versus the first quarter last year.
Global crude oil pricing averaged $97.15 per barrel for the first quarter 2011, up 31 percent from the same period last year. Natural gas realizations in the U.S. averaged $4.07 per thousand cubic feet (Mcf), down from $5.46 per Mcf in the first quarter 2010. In Israel, natural gas realizations continue to benefit from strong global liquid markets, with pricing averaging $4.19 per Mcf. Natural gas liquid pricing in the U.S. averaged $47.80 per barrel, or 52 percent of the Company’s average U.S. crude oil realization.

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Total production costs per barrel of oil equivalent (Boe), including lease operating expenses, production and ad valorem taxes, and transportation were down 6 percent from the first quarter of 2010 to $7.34 per Boe. Lease operating expense was $4.75 per Boe and depreciation, depletion, and amortization was $11.42 per Boe. The Company’s mix of production, with higher volumes in low-cost areas such as Equatorial Guinea and Israel, contributed to lower per unit rates versus the first quarter last year.
Exploration expense for the first quarter 2011 included $26 million of seismic expenditures, including data acquisitions in the DJ basin, offshore Nicaragua and offshore France. General and administrative expenses were up primarily related to increased staffing for the development of the Company’s major development projects. The Company’s adjusted effective tax rate and deferred portion were both 34 percent for the first quarter 2011.
Other operating income/expense includes an $18 million rig standby charge incurred as a result of the time required to obtain deepwater Gulf of Mexico drilling permits post the moratorium. Included in other income/expense for the first quarter 2011 is a $10 million deferred compensation charge relating to the quarterly value change of Noble Energy stock held in a benefit program.
UPDATED GUIDANCE
The Company’s original volume guidance for full year 2011 remains unchanged. Noble Energy expects second quarter 2011 volumes to average 208 to 218 MBoe/d. Utilizing the midpoint of the range, United States volumes should be fairly flat versus the first quarter, with growth from the DJ basin development programs offsetting natural declines in the onshore natural gas and offshore areas. International volumes are anticipated to be slightly lower as a result of planned downtime in the North Sea and Equatorial Guinea.
Noble Energy has modified its full year interest expense guidance to range from $50 to $60 million as a result of the recent debt offering. In addition, the Company’s adjusted effective tax rate for the year is now estimated to be 34 to 38 percent, driven by tax changes in the UK and Israel. All other annual guidance metrics remain within the original ranges.
(1)	A Non-GAAP measure, see attached Reconciliation Schedules

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(2)	Capital expenditures exclude a non-cash accrual related to construction progress to-date on the Aseng FPSO
WEBCAST AND CONFERENCE CALL INFORMATION
Noble Energy, Inc. will host a webcast and conference call at 9:00 a.m. Central time today. The webcast is accessible on the ‘Investors’ page at www.nobleenergyinc.com. Conference call numbers for participation are 800-479-9001 and 719-457-2601, passcode 9871975. A replay will be available on the website.
Noble Energy is a leading independent energy company engaged in worldwide oil and gas exploration and production. The Company has core operations onshore in the U.S., primarily in the DJ basin, in the deepwater Gulf of Mexico, offshore Eastern Mediterranean, and offshore West Africa. Noble Energy is listed on the New York Stock Exchange and is traded under the ticker symbol NBL. Further information is available at www.nobleenergyinc.com.
Contacts:
David Larson
(281) 872-3125 dlarson@nobleenergyinc.com
Brad Whitmarsh
(281) 872-3187 bwhitmarsh@nobleenergyinc.com
This news release includes projections and other “forward-looking statements” within the meaning of the federal securities laws. Such projections and statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Risks, uncertainties and assumptions that could cause actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings. Words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” and similar expressions may be used to identify forward-looking statements. Noble Energy assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law. Investors are urged to consider closely the disclosures and risk factors in our Forms 10-K and 10-Q, File No. 1-07964, available from Noble Energy’s offices or website, http://www.nobleenergyinc.com. These forms can also be obtained from the SEC by calling 1-800-SEC-0330.
This news release also contains certain non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating the Company’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry.
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Schedule 1
Noble Energy, Inc.
Reconciliation of Net Income to Adjusted Earnings
(in millions, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2011	2010

Net Income	$14	$237
Unrealized (gains) losses on commodity derivative instruments	303	(147)
Standby Rig expense [1]	18	—
Other adjustments	8	—

Total Adjustments before tax	329	(147)
Income Tax Effect of Adjustments [2]	(103)	48

Adjusted Earnings [3]	$240	$138

Adjusted Earnings Per Share
Basic	$1.37	$0.79
Diluted	1.35	0.78
Weighted average number of shares outstanding
Basic	176	174
Diluted	178	177

[1]	Amount represents stand-by rig expense incurred prior to receiving permit to resume drilling activities in the deepwater Gulf of Mexico.

[2]	The net tax effects are determined by calculating the tax provision for GAAP Net Income (Loss), which includes the adjusting items, and comparing the results to the tax provision for Adjusted Earnings, which excludes the adjusting items. The difference in the tax provision calculations represents the tax impact of the adjusting items listed here. The calculation is performed at the end of each quarter and, as a result, the tax rates for each discrete period may be different.

[3]	Adjusted earnings should not be considered a substitute for net income (loss) as reported in accordance with GAAP. Adjusted earnings is provided for comparison to earnings forecasts prepared by analysts and other third parties. Our management believes, and certain investors may find, that adjusted earnings is beneficial in evaluating our financial performance as it excludes the impact of significant non-cash items. We believe such measures can facilitate comparisons of operating performance between periods and with our peers.

Schedule 2
Noble Energy, Inc.
Summary Statement of Operations
(in millions, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2011	2010

Revenues
Crude oil and condensate	$569	$407
Natural gas	203	229
NGLs	58	52
Income from equity method investees	48	26
Other revenues	21	19

Total revenues	899	733

Operating Expenses
Lease operating expense	92	88
Production and ad valorem taxes	32	34
Transportation expense	18	17
Exploration expense	70	80
Depreciation, depletion and amortization	221	216
General and administrative	83	66
Other operating (income) expense, net	36	14

Total operating expenses	552	515

Operating Income	347	218
Other (Income) Expense
(Gain) loss on commodity derivative instruments	286	(145)
Interest, net of amount capitalized	16	20
Other (income) expense, net	8	—

Total other (income) expense	310	(125)

Income Before Taxes	37	343
Income Tax Provision (Benefit)	23	106

Net Income	$14	$237

Earnings Per Share
Basic	$0.08	$1.36
Diluted	0.08	1.34
Weighted average number of shares outstanding
Basic	176	174
Diluted	178	177

Schedule 3
Noble Energy, Inc.
Volume and Price Statistics
(unaudited)

	Three Months Ended
	March 31,
	2011	2010

Crude Oil and Condensate Sales Volumes (MBbl/d)
United States	37	40
Equatorial Guinea	13	8
North Sea	11	9
China	4	4

Total consolidated operations	65	61
Equity method investee	2	2

Total sales volumes	67	63

Crude Oil and Condensate Realized Prices ($/Bbl)
United States	$92.25	$73.80
Equatorial Guinea	103.49	73.34
North Sea	106.26	77.06
China	95.28	72.34

Consolidated average realized prices	$97.15	$74.12

Natural Gas Sales Volumes (MMcf/d)
United States	382	384
Equatorial Guinea	248	194
Israel	140	87
North Sea	8	7
Ecuador	—	30

Total sales volumes	778	702

Natural Gas Realized Prices ($/Mcf)
United States	$4.07	$5.46
Equatorial Guinea	0.27	0.27
Israel	4.19	4.20
North Sea	7.30	5.42

Consolidated average realized prices	$2.91	$3.79

Natural Gas Liquids (NGL) Sales Volumes (MBbl/d)
United States	14	13
Equity method investee	5	4

Total sales volumes	19	17

Natural Gas Liquids Realized Prices ($/Bbl)
United States	$47.80	$44.98
Barrels of Oil Equivalent Volumes (MBoe/d)
United States	114	116
Equatorial Guinea	55	41
Israel	23	15
North Sea	12	10
Other International	4	9

Total consolidated operations	208	191
Equity method investee	7	6

Total barrels of oil equivalent (MBoe/d)	215	197

Barrels of oil equivalent volumes (MMBoe)	19	18

Schedule 4
Noble Energy, Inc.
Condensed Balance Sheets
(in millions)

	(unaudited)
	March 31,	December 31,
	2011	2010

Assets
Current Assets
Cash and cash equivalents	$1,419	$1,081
Accounts receivable, net	565	556
Other current assets	207	201

Total current assets	2,191	1,838
Net property, plant and equipment	10,561	10,264
Goodwill	696	696
Other noncurrent assets	519	484

Total Assets	$13,967	$13,282

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable — trade	$897	$927
Other current liabilities	403	495

Total current liabilities	1,300	1,422
Long-term debt	2,801	2,272
Deferred income taxes	2,175	2,110
Other noncurrent liabilities	815	630

Total Liabilities	7,091	6,434
Total Shareholders’ Equity	6,876	6,848

Total Liabilities and Shareholders’ Equity	$13,967	$13,282

Schedule 5
Noble Energy, Inc.
Discretionary Cash Flow and Reconciliation to Operating Cash Flow
(in millions, unaudited)

	Three Months Ended
	March 31,
	2011	2010

Adjusted Earnings [1]	$240	$138
Adjustments to reconcile adjusted earnings to discretionary cash flow:
Depreciation, depletion and amortization	221	216
Exploration expense	70	80
(Income)/distributions from equity method investments, net	(23)	(13)
Deferred compensation expense	10	2
Deferred income taxes	43	8
Stock-based compensation expense	14	14
Other	1	2

Discretionary Cash Flow [2]	$576	$447

Reconciliation to Operating Cash Flows
Net changes in working capital	(100)	208
Cash exploration costs	(48)	(41)
Current tax expense of earnings adjustments	70	(28)
Standy-by rig expense [3]	(18)	—
Other adjustments	4	2

Net Cash Provided by Operating Activities	$484	$588

Capital expenditures (accrual based)	$545	$409
DJ Basin asset acquisition	—	509
Increase in FPSO lease obligation	34	40

Total Capital Expenditures (Accrual Based)	$579	$958

[1]	See Schedule 1, Reconciliation of Net Income to Adjusted Earnings.

[2]	The table above reconciles discretionary cash flow to net cash provided by operating activities. Adjustments for capitalized interest were retrospectively removed from our discretionary cash flow calculation as of March 31, 2011. While discretionary cash flow is not a GAAP measure of financial performance, our management believes it is a useful tool for evaluating our overall financial performance. Among our management, research analysts, portfolio managers and investors, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

[3]	Amount represents stand-by rig expense incurred prior to receiving permit to resume drilling activities in the deepwater Gulf of Mexico.

Schedule 6
Noble Energy, Inc.
Effect of Commodity Derivative Instruments
(in millions, unaudited)

	Three Months Ended
	March 31,
	2011	2010

Reclassification from Accumulated Other
Comprehensive Loss (AOCL) to Revenue [1]
Crude Oil	$—	$(5)
Natural Gas		(1)

Total Revenue Decrease	$—	$(6)

Gain (Loss) on Commodity Derivative Instruments
Crude oil
Realized	$(9)	$(3)
Unrealized	(273)	3
Total crude oil	$(282)	$—

Natural gas
Realized	26	1
Unrealized	(30)	144

Total natural gas	(4)	145

Total Gain (Loss) on Commodity Derivative Instruments	$(286)	$145

Summary of Cash Settlements
Realized gain on commodity derivative instruments	$17	$(2)
Amounts reclassified from AOCL	—	(6)

Cash settlements received (paid)	$17	$(8)

[1]	The amounts reclassified from AOCL represented deferred unrealized hedge gains and losses. All hedge gains or losses had been reclassified to revenues by December 31, 2010.